Item 77O Transactions Effected Through Rule 10f-3

1.
Name of Fund: EuroPac Hard Asset Fund

2.
Name of Security: American Eagle Energy AMZG

3.
Purchase Price per Unit: $1.70

4.
Date and Time of Purchase: 9/30/13

5.
Commission, Spread or Profit:Zero

6.
Amount of Securities Purchased: $500,000

7.
Name of Managing Underwriter: Euro Pacific Capital and Northland Securities

8.
Names of Underwriting syndicate members: Euro Pacific Capital,
Northland Securities

9.
Security acquired from: Euro Pacific Capital
10.
Based on the above, the transaction as reported to the Board of Trustees quarterly, and executed pursuant to the provisions of Rule 10f-3 under the 1940 Act and the Trusts procedures thereunder the Rule 10f-3 Procedures was effected in compliance with the Rule 10f-3 Procedures.



1.
Name of Fund: EP Strategic US Equity Fund

2.
Name of Security: American Eagle Energy AMZG

3.
Purchase Price per Unit: $1.70

4.
Date and Time of Purchase:9/30/13
5.
Commission, Spread or Profit:Zero

6.
Amount of Securities Purchased:$250,000

7.
Name of Managing Underwriter: Euro Pacific Capital and Northland Securities

8.
Names of Underwriting syndicate members: Euro Pacific Capital,Northland
Securities

9.
Security acquired from: Euro Pacific Capital
10.
Based on the above, the transaction as reported to the Board of Trustees quarterly, and executed pursuant to the provisions of Rule 10f-3 under the 1940 Act and the Trusts procedures thereunder the Rule 10f-3 Procedures was effected in compliance with the Rule 10f-3 Procedures.